UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 24, 2008
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Item 2.02 Results of Operations and Financial Condition
On July 24, 2008, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal fourth quarter ended June 30, 2008.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: gross profit, operating expense, operating income, Metalworking Sales and Services Group (MSSG) operating income, Advanced Materials Solutions Group (AMSG) operating income, effective tax rate, income from continuing operations, net income and diluted earnings per share. Adjustments include: (1) restructuring and related charges for the three months and year ended June 30, 2008, (2) impact of a German tax reform bill for the year ended June 30, 2008, (3) goodwill impairment charge for the year ended June 30, 2008 and (4)(a) Electronics impairment and transaction-related charges and (b) adjustment on J&L Industrial Supply (J&L) divestiture and transaction-related charges for the year ended June 30, 2007. Management adjusts for these items in measuring and compensating internal performance to more easily compare the Company’s financial performance period-to-period. The press release also contains adjusted free operating cash flow and adjusted return on invested capital, which are also non-GAAP measures and are defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current period and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow and Adjusted Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities. Management may further adjust free operating cash flow for significant unusual cash items. Management considers adjusted free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it excludes significant unusual items.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, securitization fees, minority interest expense and special items, divided by the sum of the previous five quarters’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income. Management believes that this financial measure provides additional insight into the underlying capital structure and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Adjusted EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for minority interest expense, interest income, securitization fees, pre-tax income from discontinued operations and special items. Management uses this information in reviewing operating performance and in determining compensation.
Primary Working Capital
Primary working capital is a non-GAAP financial measure and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the business unit level and it is used as such for internal performance measurement.
Debt to Capital
Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by total shareowners’ equity plus minority interest plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by shareowners’ equity. Management believes that debt to capital provides additional insight into the underlying capital structuring and performance of the Company.
EBIT RECONCILIATION (Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(in thousands, except percents)	2008	2007	2008	2007

Net income, as reported	$59,580	$62,093	$167,775	$174,243
Net income as a percent of sales	7.9%	9.4%	6.2%	7.3%
Add back:
Interest expense	7,393	7,513	31,728	29,141
Tax expense	15,104	23,014	64,057	70,469
Tax benefit on discontinued operations	—	—	—	135

EBIT	82,077	92,620	263,560	273,988
Additional adjustments:
Minority interest expense	329	229	2,980	2,185
Interest income	(1,597)	(1,101)	(5,082)	(5,676)
Securitization fees	4	5	22	38
Pre-tax income from discontinued operations	—	—	—	(1,178)
Special Items:
Goodwill impairment charge	—	—	35,000	—
Restructuring and related charges	8,248	—	8,248	—
Electronics, impairment and transaction-related charges	—	—	—	3,072
Loss on sale of CPG and transaction-related charges	—	—	—	570
Adjustment on J&L divestiture and transaction-related charges	—	—	—	2,019

Adjusted EBIT	$89,061	$91,753	$304,728	$275,018

Adjusted EBIT as a percent of sales	11.8%	14.0%	11.3%	11.5%

PRIMARY WORKING CAPITAL RECONCILIATION (Unaudited)

	June 30,	June 30,
(in thousands)	2008	2007

Current assets	$1,133,494	$1,016,502
Current liabilities	502,817	487,237

Working capital in accordance with GAAP	$630,677	$529,265

Excluding items:
Cash and cash equivalents	(67,986)	(50,433)
Other current assets	(91,914)	(95,766)

Total excluded current assets	(159,900)	(146,199)

Adjusted current assets	973,594	870,303

Current maturities of long-term debt and capital leases, including notes payable	(15,106)	(5,430)
Other current liabilities	(298,661)	(292,506)

Total excluded current liabilities	(313,767)	(297,936)

Adjusted current liabilities	189,050	189,301

Primary working capital	$784,544	$681,002

DEBT TO CAPITAL RECONCILIATION (Unaudited):

	June 30,	June 30,
(in thousands)	2008	2007

Total debt	$328,158	$366,829
Total shareowners’ equity	1,647,907	1,484,467

Debt to equity, GAAP	19.9%	24.7%

Total debt	$328,158	$366,829
Minority interest	21,527	17,624
Total shareowners’ equity	1,647,907	1,484,467

Total capital	$1,997,592	$1,868,920

Debt to capital	16.4%	19.6%

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(b) On July 21, 2008, Dr. William Y. Hsu, Vice President and Chief Technical Officer of Kennametal Inc. notified the Company of his intention to retire from the Company effective as of October 31, 2008. The Company has undertaken a search for a new Chief Technical Officer.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Fiscal 2008 Fourth Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: July 24, 2008	By:	/s/ Wayne D. Moser

Wayne D. Moser
Vice President Finance and Corporate Controller